UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2010

ChinaNet Online Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-52672	20-4672080
(Commission File Number)	(IRS Employer Identification No.)

No. 3 Min Zhuang Road, Building 6
Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of principal executive offices and zip code)

+86 10 51600828
(Registrant’s telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(a) On May 12, 2010, Mr. Xuanfu Liu submitted his resignation as Chief Operating Officer and Secretary of ChinaNet Online Holdings, Inc. (the “Company”), and the Board of Directors elected George Kai Chu as Chief Operating Officer and Secretary.  Since December 2007, Mr. Chu served as the Head of the Beijing and Hubei Operations for Dachan Food (Asia) Ltd. in Beijing.  From June 2007 to December 2007, Mr. Chu acted as Business Advisor to the Chinese Aviation and Space Industry Development Association (CASIDA) in Taipei.  From January 2005 to June 2007, Mr. Chu served as a Senior Manager at the Royal Bank of Canada Financial Group, Asset Management in Vancouver, Toronto and New York.

(b) On May 12, 2010, Mr. Xinwei Liu submitted his resignation as Vice President, General Manager, 28.com, and the Board of Directors elected Ms. Li Wu as Vice President, Head of 28.com.  Since March 2009, Ms. Wu acted as Deputy General Manager, 28.com.  From June 2007 to March 2009, Ms. Wu worked for the internet media department of 28.com.  From October 2005 to June 2007, Ms. Wu worked for the human resources department of 28.com.

(c) On May 12, 2010, Mr. Wen Hu submitted his resignation as Head of Television Operations, and the Board of Directors elected Ms. Min Hu as Vice President, Head of Television Operations. Since June 2006, Ms. Min Hu has acted as Sales Director, ChinaNet Television.  Mr. Wen Hu has replaced Ms. Li Wang as Head of Human Resources, who resigned as of May 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2010	CHINANET ONLINE HOLDINGS, INC.

	By:	/s/ Zhige Zhang
Name: Zhige Zhang
Title: Chief Financial Officer